Exhibit 99.1

Apple Hospitality Five

4931

THIRD QUARTER
September 30, 2006

DEAR SHAREHOLDER

During the third quarter, our properties achieved high occupancy levels and strong average daily rates in their respective markets. As a result, I am delighted to report that the third quarter of 2006 was another successful period of operations for Apple Hospitality Five, Inc.

The Company’s 28 hotels, strategically located within 15 states, continued to perform well during the three-month period ending September 30, 2006. Revenue per available room (RevPAR) was $85 compared to $77 for the third quarter of 2005, representing an $8 increase over last year. Our 2006 year-to-date RevPAR was $88, also ahead of the same period last year. During the third quarter of 2006, occupancy rates averaged 77 percent and average daily rate (ADR) was $111.

The increase in our 2006 funds from operations (FFO), allowed us to raise the annual dividend rate. On June 15, 2006, the dividend was increased from $0.88 per share to $0.91, which reflects an 8.3 percent annual return on an $11 share price, up from 8 percent. FFO for the third quarter of 2006 totaled more than $11 million or $0.24 per share, five cents ahead of the same period in 2005. As of September 30, 2006, year-to-date FFO was $35.6 million or $0.79 per share.

In each of our reports, I express to you what a pleasure it is for us to be aligned with two of the world’s leading hoteliers, Marriott International® and Hilton Hotels Corporation®. Each of these brands, through careful development of their properties, strives to meet the changing demands of today’s traveler. Marriott International® was recently selected as the most preferred hotel brand for business trips by participants of the 2006 TripAdvisor™ global survey. From destination to guestroom, business traveler preferences strongly aligned with Marriott International’s guest services and amenities, including those offered at the Marriott brands within our portfolio.

With the end of 2006 fast approaching, we are pleased to share that industry forecasts point to continued growth in 2007. Our next formal correspondence will be our 2006 Annual Report, which will provide you with a detailed overview of the performance of our hotels throughout the year. Thank you for investing with us. I look forward to sharing our progress with you in our upcoming Annual Report.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended September 30, 2006	Three months ended September 30, 2005	Nine months ended September 30, 2006	Nine months ended September 30, 2005
REVENUES
SUITE REVENUE	$29,469	$26,161	$90,043	$76,991
OTHER REVENUE	1,608	1,486	5,578	5,008

TOTAL REVENUES	$31,077	$27,647	$95,621	$81,999
EXPENSES
DIRECT OPERATING EXPENSE	$7,435	$7,224	$22,166	$20,662
OTHER HOTEL OPERATING EXPENSES	11,784	11,085	35,007	30,816
GENERAL AND ADMINISTRATIVE	745	772	2,329	2,148
DEPRECIATION	3,231	2,859	9,524	8,171
OTHER, NON-OPERATING INCOME	—	—	(241)	—
INTEREST, NET	89	(55)	397	(180)

TOTAL EXPENSES	$23,284	$21,885	$69,182	$61,617
NET INCOME	$7,793	$5,762	$26,439	$20,382

NET INCOME PER SHARE	$0.17	$0.13	$0.59	$0.45
FUNDS FROM OPERATIONS (A)
NET INCOME	$7,793	$5,762	$26,439	$20,382
DEPRECIATION OF REAL ESTATE OWNED	3,231	2,790	9,425	7,967
OTHER NON-OPERATING INCOME	—	—	(241)	—

FUNDS FROM OPERATIONS	$11,024	$8,552	$35,623	$28,349

FFO PER SHARE	$0.24	$0.19	$0.79	$0.63
WEIGHTED-AVERAGE SHARES OUTSTANDING	45,109	45,158	45,096	45,218
OPERATING STATISTIC
OCCUPANCY	77%	77%	77%	76%
AVERAGE DAILY RATE	$111	$100	$114	$104
REVPAR	$85	$77	$88	$79
DIVIDENDS PER SHARE	$0.23	$0.22	$0.67	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE – NET	$398,973	$401,732
CASH AND CASH EQUIVALENTS	1,353	1,082
OTHER ASSETS	9,564	10,633

TOTAL ASSETS	$409,890	$413,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE–SECURED	$4,517	$4,575
OTHER LIABILITIES	2,377	1,986

TOTAL LIABILITIES	6,894	6,561
TOTAL SHAREHOLDERS’ EQUITY	402,996	406,886

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$409,890	$413,447

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2006, and the results of operations for the interim period ended September 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2005 Annual Report.

APPLE HOSPITALITY FIVE

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ARIZONA
Tucson	Courtyard	153
Tucson	Residence Inn	120

CALIFORNIA
Cypress	Residence Inn	155

COLORADO
Colorado Springs	Homewood Suites	127

CONNECTICUT
Danbury	SpringHill Suites	106

FLORIDA
Tampa	Hilton Garden Inn	95

LOUISIANA
Baton Rouge	Homewood Suites	115

NEVADA
Las Vegas	Marriott Suites	278

NEW JERSEY
Cranbury	Residence Inn	108
Somerset	Residence Inn	108
Lebanon	Courtyard	125

NEW MEXICO
Albuquerque	Homewood Suites	151

NEW YORK
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140

OHIO
Solon	Homewood Suites	86

TENNESSEE
Nashville	Residence Inn	168

TEXAS
Addison	Courtyard	176
Brownsville	Residence Inn	102
Irving	Residence Inn	100
Dallas	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston	Courtyard	153
Houston	Residence Inn	120
Houston	Courtyard	100
Houston	Residence Inn	120

VIRGINIA
Vienna	Courtyard	206

WASHINGTON
South Federal Way	Courtyard	160

CORPORATE PROFILE

Apple Hospitality Five, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay and select-service segments of the hotel industry. Our hotels operate under some of the nation’s leading hotel brands: Residence Inn® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, SpringHill Suites® by Marriott®, Courtyard® by Marriott® and Marriott Suites®. Our focus is to acquire high-quality hotels that generate attractive returns for our shareholders. Our portfolio consists of 28 hotels, containing a total of 3,717 guestrooms, diversified among 15 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applehospitalityfive.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Marriott Suites®, Residence Inn® by Marriott® and SpringHill Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.